Exhibit 5.1

[Letterhead of LeClairRyan, A Professional Corporation]

April 2, 2010

Union First Market Bankshares Corporation

111 Virginia Street, Suite 200

Richmond, Virginia 23219

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Union First Market Bankshares Corporation, a Virginia corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), with respect to the registration and potential offer and resale from time to time by the holders of 7,477,273 shares of common stock of the Company (the “Common Stock”) as more fully described in the Registration Statement.

In rendering this opinion, we have reviewed (i) the Company’s amended and restated articles of incorporation and amended and restated bylaws, each as amended to date; (ii) certain resolutions of the Company’s board of directors; (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; and (v) such other proceedings, documents, memoranda, records, certificates and other instruments as we have deemed necessary or appropriate to enable us to render the opinion expressed herein (collectively, the “Documents”).

We are relying without any independent investigation thereof upon the truth and accuracy of all statements, covenants, representations and warranties set forth in the Documents.

We have assumed (i) that the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Act; (ii) that all of the Common Stock will be sold in the manner stated in the Registration Statement; (iii) the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted as copies; and (iv) the genuineness of all signatures and legal competence of all signatories.

This opinion is limited in all respects to the application of the existing laws of the Commonwealth of Virginia, and to the extent applicable, the existing federal laws of the United States.

Based upon the foregoing, we are of the opinion that any shares of Common Stock, when sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LeClairRyan, A Professional Corporation
LeClairRyan, A Professional Corporation